                                                                EXHIBIT 10.15(a)
                           STOCK PURCHASE AGREEMENT
                           ------------------------

     Agreement (the "Agreement") made as of the 25th day of June 1999, by and among the parties listed on Exhibit A attached hereto (the "Buyers"), MNP
                            ---------
Corporation, a Michigan corporation ("MNP"), and Meridian National Corporation, a Delaware corporation (the "Company").

                                   RECITALS:
                                   --------

     1. The aggregate number of shares of stock which the Company has authority to issue is 25,000,000 shares, divided into two classes as follows:
5,000,000 shares of preferred stock with a par value of $.001 per share (the "Preferred Stock") and 20,000,000 shares of common stock with a par value of $.01 per share (the "Common Stock").

     2. There are 3,717,552 issued and outstanding shares of the Common Stock as of the date of this Agreement.

     3. The Buyers desire to purchase, and the Company desires to issue and sell, shares of the Common Stock in the amounts and for the consideration set forth below, subject to the terms and conditions of this Agreement.

     4. MNP desires to loan, and the Company desires to borrow, funds in the amounts and pursuant to the terms set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Purchase and Sale of the Shares.
          -------------------------------

          1.01  Purchase and Sale.  Subject to and upon the terms and conditions
                -----------------
of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Company shall issue, sell, transfer, convey, assign and deliver to the Buyers 4,200,000 shares (the "Shares") of the Common Stock (to be divided among the Buyers in the amounts set forth opposite each of the Buyers as set forth on Exhibit B attached hereto), and the Buyers shall
                           ---------
purchase, acquire and accept from the Company, all of the Shares. At the Closing, the Company shall deliver to the Buyers certificates evidencing the Shares.

          1.02  Further Assurances.  At any time and from time to time after the
                ------------------
Closing, at the Buyers' request and without further consideration, the Company shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyers may reasonably request to more effectively transfer, convey and assign to the Buyers, and to confirm the Buyers' title to, all of the Shares.

          1.03 Purchase Price for the Shares.
               -----------------------------

               (a) The purchase price to be paid by the Buyers for the Shares shall be Two Hundred Ninety Four Thousand Dollars ($294,000.00) (the "Purchase Price"). The Purchase Price shall be payable at the Closing, in cash, by bank check, or by wire transfer of immediately available funds to an account designated by the Company.

          1.04 Closing.  The Closing shall take place at the offices of Jacob &
               -------
Weingarten, P.C., at 10:00 a.m., Eastern Daylight Time, on September 1, 1999, or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto (the "Closing Date"); provided, however, that such date may be extended in accordance with the provisions of Subsection 11.01 hereof. The issuance and sale of the Shares by the Company to the Buyers shall be deemed to occur at 9:01 a.m., Eastern Daylight Time, on the Closing Date.

          1.05 Disclosure Schedule.  The following are the disclosure schedules
               -------------------
to be delivered to the Buyers by the Company pursuant to Section 6.08 of this Agreement and when so delivered will form part of this Agreement:

          4.01    Organizational Matters
          4.02    Options, Warrants and Other Rights
          4.03    Subsidiaries
          4.05    Absence of Undisclosed Liabilities
          4.06    Litigation
          4.07    Insurance
          4.08    Tangible Personal Property
          4.09    Intangible Property
          4.10    Leases
          4.11    Real Estate
          4.13    Accounts Receivable
          4.14    Tax Matters
          4.16    Contracts and Commitments
          4.17    Compliance with Agreements and Laws
          4.18    Employee Relations
          4.19    Employee Benefit Plans
          4.20    Customers
          4.22    Warranty and Product Liability Claims

          4.25    Indebtedness to and From Officers, Directors and Stockholders
          4.26    Banking Facilities
          4.27    Powers of Attorney and Suretyships
          4.28    Conflicts of Interest
          4.32    Environmental Matters
          6.09    Secured Indebtedness

     2.   Representations of the Buyers.
          -----------------------------

     Each of the Buyers shall deliver to the Company as to himself/itself an executed copy of the representations and warranties set forth in Exhibit C. Upon
                                                                 ---------
issuance of the Shares, the Buyers represent and warrant that they will not own more than 53.05% of the issued and outstanding shares of the Common Stock of the Company.

     3.   Representations Regarding the Shares.
          ------------------------------------

     The Company represents and warrants to the Buyers with regard to the issuance and sale of the Shares as follows:

          (a) The Shares which are to be issued to the Buyers pursuant hereto are free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever; and, upon consummation of the purchase contemplated hereby, the Buyers will acquire from the Company good and marketable title to the Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever, except restrictions imposed by law. Upon issuance, the Shares will represent 53.05% of the issued and outstanding shares of the Common Stock of the Company.

          (b) Except as set forth on Exhibit 3 (b), the Company is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Company or the issuance, transfer, conveyance and sale of the Shares pursuant to the terms of this Agreement.

          (c) No investment banker, broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no investment banker, broker or finder is entitled to any fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Company.

     4.   Representations Regarding the Company.
          -------------------------------------

     The Company represents and warrants to the Buyers with regard to the Company that:

          4.01 Organization and Authority.  The Company is a corporation duly
               --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, have been previously delivered to the Buyers, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. Schedule 4.01 sets forth a true, correct and complete list of (a) the dates of all amendments to the Certificate of Incorporation, Bylaws and other governing instruments of the Company, and (b) all consents and approvals of third parties that are necessary for the consummation of the transactions contemplated by this Agreement.

          4.02 Capitalization of the Company.
               -----------------------------

               (a) As of the date of this Agreement, the Company's capital stock consists of:

                    (i) Five Thousand (5,000) authorized shares of $100 Series A Preferred Stock, Par Value $.001 per share (the "First Preferred Stock"), Four Thousand (4,000) shares of which are issued and outstanding on the date hereof;


                    (ii) One Million Three Hundred Seventy Five Thousand (1,375,000) authorized shares of Series B Convertible Voting Preferred Stock, par value $.001 per share (the "Second Preferred Stock"), Two Hundred Six Thousand Seven Hundred Fifty-Two (206,752) shares of which are issued and outstanding on the date hereof;

                    (iii) Twenty Million (20,000,000) authorized shares of the Common Stock, Three Million Seven Hundred Seventeen Thousand Five Hundred Fifty Two (3,717,552) shares of which are issued and outstanding on the date hereof.

               (b) All such issued and outstanding shares of First Preferred Stock, Second Preferred Stock, and Common Stock have been and on the Closing Date will be duly and validly issued and are, or will be, fully paid and nonassessable.

               (c) Except as set forth in Schedule 4.02, there are not, and on the Closing Date there will not be, outstanding:

                    (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company;

                    (ii) any securities convertible into or exchangeable for shares of such stock; or

                    (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company.

               (d) No shares of the issued and outstanding shares of First Preferred Stock, no shares of the issued and outstanding shares of Second Preferred Stock, and no shares of the issued and outstanding shares of Common Stock are held in the treasury of the Company.

          4.03 Subsidiaries.
               ------------

               (a)  Schedule 4.03 sets forth:

                    (i) the name and percentage ownership by the Company of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 20% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and collectively, the "Subsidiaries");

                    (ii) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary;

                    (iii) the names of the officers and directors of each Subsidiary; and

                    (iv) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

               (b) Except as set forth in Schedule 4.03, the Company owns of record and beneficially all of the outstanding capital stock of each of the Subsidiaries free and clear of all covenants, conditions, restrictions, liens, charges and encumbrances.

               (c) Each of the Subsidiaries is a corporation or other entity duly organized and validly existing and in good standing under all applicable laws and has all requisite power and authority to own its properties and carry on its business as now being conducted. Each of the Subsidiaries is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the charter, bylaws and other governing instruments of the Subsidiaries, each as amended to date, have been previously delivered to the Buyers, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. Schedule 4.03 sets forth a true, correct and complete list of the dates of all amendments to the charter, bylaws and other governing instruments of each of the Subsidiaries. The Company does not own any capital stock of or other equity interest in any corporation, partnership or other entity, other than the Subsidiaries. The shares of capital stock of each Subsidiary shown in Schedule 4.03 to be issued and outstanding have been duly and validly issued and are fully paid and nonassessable.

               (d) Except as set forth in Schedule 4.03, none of the Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock, or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of them.

          4.04 Financial Statements.
               --------------------

               (a) The Company has previously delivered to the Buyers the audited consolidated financial statements of the Company as of February 28, 1999, which include the balance sheet and the related statements of income, shareholders' equity, retained earnings and cash flow of the Company for the one year period then ended and the footnotes thereto (collectively, the "Year End Financial Statements"). The Year End Financial Statements have been audited and certified by Rehmann Robson, independent public accountants for the Company. The Company has also previously delivered to the Buyers the unaudited consolidated financial statements of the Company as of May 31, 1999, which include the balance sheet (the "Current Balance Sheet") and the statement of operations of the Company and the Subsidiaries for the 3-month period then ended (collectively, the "Current Financial

Statements"). The Year End Financial Statements and the Current Financial Statements (collectively, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles (except the Current Financial Statements are subject to normal year-end adjustments and lack footnotes) applied consistently with past practices.

               (b) The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Company and the results of operations of the Company's business for the periods indicated; with respect to the contracts and commitments for the sale of goods or the provision of services by the Company, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses; and the amount shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid income taxes, interest, penalties, assessments or deficiencies applicable to the Company, whether disputed or not, for the applicable period then ended and periods prior thereto.

          4.05 Absence of Undisclosed Liabilities.  To the best knowledge of
               ----------------------------------
the Company, except as and to the extent (a) reflected and reserved against in the Current Balance Sheet, (b) set forth on Schedule 4.05, or (c) incurred in the ordinary course of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, neither the Company nor any of the Subsidiaries has any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which are material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company or the Subsidiaries taken as a whole. For purposes of this Subsection 4.05, "material" means any amount in excess of $50,000.

          4.06 Litigation.  Except as set forth on Section 4.06 and except for
               ----------
actions involving less than $10,000 individually and $50,000 in one aggregate and which are not covered by insurance and which are not being defended by insurance carrier counsel:

               (a) There is no action, suit or proceeding to which the Company or any of the Subsidiaries is a party (either as a plaintiff or defendant) pending or, to the best knowledge of the Company threatened before any court or government agency, authority, body or arbitrator; and to the best knowledge of the Company, there is no basis for any such action, suit or proceeding;

               (b)  Neither the Company nor any of the

Subsidiaries, nor any officer, director or employee of any of the foregoing, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any government agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or any of the Subsidiaries; and

               (c) There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company or any of the Subsidiaries to take any action of any kind with respect to its business, assets or properties.

          4.07 Insurance.  Schedule 4.07 sets forth a true, correct and
               ---------
complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company or any of the Subsidiaries and of all life insurance policies maintained for any of their employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1998. The Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's and Subsidiaries' business. All premiums due on the Insurance Policies or renewals thereof have been paid, and there is no default under the Insurance Policies. Except as set forth on Schedule 4.07, neither the Company nor any of the Subsidiaries has received any notice or other communication from any issuer of the Insurance Policies since January 1, 1998 canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Company, no such cancellation, amendment or increase of deductibles, retainer or premiums is threatened. Except as set forth on Schedule 4.07, neither the Company nor any of the Subsidiaries has any dispute or claims with any insurance carrier regarding claims, settlements or premiums and neither the Company nor any of the Subsidiaries has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. There are no outstanding requirements or recommendations by any issuer of the Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company or any of the Subsidiaries.

          4.08 Personal Property.
               -----------------

               (a)  Schedule 4.08 sets forth:

                    (i) a true, correct and complete list of all personal property (the "Personal Property"), including a description and the book value thereof, which is (A) owned by the Company or any of the Subsidiaries as of the date hereof having a net book value per unit in excess of $50,000; or (B) in the possession of or use in the business of the Company or any of the Subsidiaries and having rental payments therefor in excess of $5,000 per month or $60,000 per year; and

                    (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company or a Subsidiary and the circumstances under which such property is used.

               (b)  Except as disclosed in Schedule 4.08:

                    (i) the Company or the Subsidiary, as the case may be, has good and marketable title to each item of Personal Property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due;

                    (ii) no officer, director, stockholder or employee of the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Personal Property described in Schedule 4.08 ;

                    (iii) each item of Personal Property not owned by the Company or a Subsidiary is in such condition on the date hereof that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company or the relevant Subsidiary, as the case may be, and the owner or lessor thereof, the obligations of the Company or the relevant Subsidiary, as the case may be, to such owner or lessor will be discharged;

                    (iv) the Personal Property actually used and useful in the Company's business is in good operating condition and repair, normal wear and tear excepted, is currently used by either the Company or the relevant Subsidiary in the ordinary course of its business and in the production of products of the Company or the relevant Subsidiary, and normal maintenance has been consistently performed with respect to the Personal Property; and

               (v) the Company and each Subsidiary own or otherwise have the right to use all of the Personal Property now used by them in the operation of their business or the use of which is necessary for the performance of any material contract, letter of intent or proposal to which any of them is a party.

          4.09 Intangible Property.
               -------------------

               (a)  Schedule 4.09 sets forth:

                    (i) a true, correct and complete list and, where appropriate, a description of, all items of intangible property owned by, or used in the business of, the Company or any of the Subsidiaries, including, but not limited to, United States and foreign patents, patent applications, trade names, trademarks, trade name and trademark registrations, copyright registrations and applications for any of the foregoing (the "Intangible Property"); and

                    (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company or any of the Subsidiaries is a party, either as licensee or licensor, with respect to the Intangible Property.

               (b)  Except as otherwise disclosed in Schedule 4.09:

                    (i) the Company or a Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims;

                    (ii) no officer, director, stockholder or employee of the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intangible Property;

                    (iii) no actions or other judicial or adversary proceedings concerning any of the Intangible Property have been initiated, there is no basis for any such action or proceeding and, to the best knowledge of the Company, no such action or proceeding is threatened;

                    (iv) the Company or the relevant Subsidiary has the right and authority to use the Intangible Property in connection with the conduct of its business in the manner presently conducted, and, to the best knowledge of the Company, such use does not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

                    (v) there are no outstanding, nor any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 4.09;

                    (vi) to the best knowledge of the Company, the Intangible Property owned by the Company or the relevant Subsidiary is sufficient to conduct the Company's or the relevant Subsidiary's business as presently conducted; and

                    (vii) to the best knowledge of the Company, the Company or the relevant Subsidiary has taken all steps reasonably necessary to protect its right, title and interest in and to Intangible Property.

          4.10 Leases.  Schedule 4.10 sets forth (a) a true, correct and
               ------
complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Company or any of the Subsidiaries is a party and (b) a description, specifying the terms thereof in reasonable detail, of all oral leases of real property (collectively, the "Leases"). True, correct and complete copies of all Leases which are reduced to writing, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Company to the Buyers. To the best knowledge of the Company, the Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 4.10, have not been modified or amended since the date of delivery to the Buyers. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder, which remains uncured. Except as set forth on Schedule 4.10, to the best knowledge of the Company, there has not occurred any event which would constitute a breach of or default in performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. Neither the Company nor any of the Subsidiaries is obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 4.10, will not have any enforceable obligation to pay any leasing or brokerage commission upon the renewal of any Lease.
Except as set forth on Schedule 4.10, no construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the

Company or any of the Subsidiaries.

          4.11 Real Estate.
               -----------

               (a) Schedule 4.11 contains a true, correct and complete list of the addresses of all real property (the "Real Estate"), and legal descriptions thereof, owned (the "Owned Real Estate") or leased by the Company or any Subsidiary. Schedule 4.11 sets forth a true, correct and complete list of all liabilities, liens, encumbrances, tenancies, and to the best knowledge of the Company, easements, restrictions, reservations, agreements or other obligations affecting the Owned Real Estate (collectively, the "Exceptions"). On the Closing Date, the Company or the relevant Subsidiary will have good, clear, record and marketable title to the Owned Real Estate, free and clear of all such Exceptions, other than those Exceptions marked as permitted exceptions on
Schedule 4.11 (the "Permitted Exceptions").

               (b) Except as set forth on Schedule 4.11, no work has been performed on or materials supplied to the Real Estate at the request of the Company within any applicable statutory period which could give rise to mechanics, construction, or materialman's liens.

               (c) To the best knowledge of the Company, there is no pending or threatened condemnation or eminent domain proceeding with respect to the Real Estate.

               (d) Except as set forth on Schedule 4.11, there are no taxes or betterment assessments other than ordinary real estate taxes pending or payable against the Real Estate and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Real Estate; there are no taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hook-ups, water-main hook-ups or services of a like nature.

               (e)  [intentionally omitted]

               (f) Except as set forth on Schedule 4.11, all utility systems serving the Real Estate, public or private, are in good operating condition, all installation charges therefor have been fully paid and all service charges therefor have been or will be paid by the Company or the relevant Subsidiary up to and including the Closing Date. Since January 1, 1998, neither the Company nor any of the Subsidiaries has experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required in the operation of its business during such period.

               (g) Except as set forth on Schedule 4.11, the Real Estate is not located in any special flood hazard area designated by any government agencies having jurisdiction over the Real Estate (collectively, the "Government Agencies").

               (h) To the best knowledge of the Company, the Real Estate complies in all material respects with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively, the "Government Regulations") of any and all Government Agencies. There is no action pending or, to the best knowledge of the Company, threatened by any Government Agencies claiming that the Real Estate violates such Governmental Regulations or threatening to shut down the business of the Company or any of the Subsidiaries.

               (i) There are no suits, petitions, notices or proceedings pending, given or, to the best knowledge of the Company, threatened by any persons or Government Agencies before any court, Governmental Agencies or instrumentalities, administrative or otherwise, which if given, commenced or concluded would have an adverse effect on the Company's title or leasehold interest to the Real Estate or the operation of the business of the Company or any Subsidiary as presently operated.

               (j) Neither the Company nor any of the Subsidiaries has received notice from any insurer of the Real Estate threatening to cancel any insurance coverage or requiring any changes or corrective work to the Real Estate which has not been complied with.

               (k) All of the buildings, fixtures and other improvements located on the Real Estate are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

               (l) Schedule 4.11 sets forth a true, correct and complete list of all title insurance policies, surveys, engineering reports and hazardous waste reports prepared with respect to the Real Estate since January 1, 1994, copies of which have previously been delivered by the Company to the Buyers.

          4.12 Inventory. To the best knowledge of the Company, a true, correct
               ---------
and complete list of the steel inventory of the Company and the Subsidiaries (the "Inventory") as of May 31, 1999 has previously been delivered by the Company to the Buyers.

          4.13 Accounts Receivable.
               -------------------

               (a) To the best knowledge of the Company, a true, correct and complete list of the accounts and notes receivable of the Company and the Subsidiaries (the "Accounts Receivable") as of May 31, 1999 has previously been delivered by the Company to the Buyers.

               (b) Except as set forth on Schedule 4.13, all Accounts Receivable in excess of $5,000.00 arose out of the sales of inventory or services in the ordinary course of business.

          4.14 Tax Matters.
               -----------

               (a)  Except as set forth on Schedule 4.14:

                    (i) Within the times and in the manner prescribed by law, the Company and each of the Subsidiaries have filed all tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon them which are required to be filed;

                    (ii) The Company and each of the Subsidiaries have paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due;

                    (iii) All tax returns filed by the Company and the Subsidiaries for the taxable years ending February 28, 1996 through February 28, 1998 constitute complete and accurate representations of the respective tax liabilities of the Company and the Subsidiaries for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to their future tax liabilities;

                    (iv) Neither the Company nor any of the Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes;

                    (v) No examinations of the federal, state, local or foreign tax returns of the Company or any of the Subsidiaries is currently in progress or, to the best knowledge of Company, threatened; and

                    (vi) The Company and the Subsidiaries are current in the payment of income, franchise, real estate, sales and withholding taxes and other employee benefits or taxes.

               (b) Schedule 4.14 sets forth those taxable years for which the tax returns of the Company and the Subsidiaries have been reviewed or audited by applicable federal, state, local and foreign taxing authorities and those tax years for which such tax returns have received clearances or other indications of approval from applicable federal, state, local and foreign taxing authorities. No issue or issues have been raised in connection with any prior or pending review or audit of such federal, state, local or foreign tax returns which the Company reasonably believes may be expected to be raised in the future by such taxing authorities in connection with the audit or review of the tax returns of the Company or any of the Subsidiaries.

          4.15 Books and Records.  The general ledgers and books of account of
               -----------------
the Company and the Subsidiaries, all federal, state and local income, franchise, property and other tax returns filed by the Company and the Subsidiaries, and all other books and records of the Company and the Subsidiaries are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

          4.16 Contracts and Commitments.
               -------------------------

               (a) Schedule 4.16 contains, as of the date of this Agreement, a true, complete and correct list of the following (collectively, the "Contracts"):

                    (i) all loan agreements, indentures, mortgages and guaranties for amounts in excess of $50,000 to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements for amounts in excess of $50,000 to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Company or any of the Subsidiaries is a party or by which the

Company or any of the Subsidiaries or any of their property is bound which exceed $50,000.00 and have not been entered into in the ordinary course of business (for purposes of this subsection, contracts, agreements, commitments, orders or other understandings or arrangements for the purchase of inventory at a price higher than market price, and contracts, agreements, commitments, orders or other understandings or arrangements for the sale of products at a price lower than market price, are not in the ordinary course of business);

                    (iv) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (v) all agency agreements or franchise agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (vi) all material contracts, agreements or other understandings or arrangements between the Company and any of the Subsidiaries, or affiliates of the Company or any of the Subsidiaries, including, but not limited to, any tax sharing arrangements;

                    (vii) all leases, whether operating, capital or otherwise, under which the Company or any of the Subsidiaries is lessor or lessee;

                    (viii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous), which the Company does not maintain and retain in the ordinary course of business; and

                    (ix) any other material agreements or contracts entered into by the Company or any of the Subsidiaries.

               (b)  Except as set forth on Schedule 4.16:

                    (i) each Contract is a valid and binding agreement of the Company or the relevant Subsidiary, enforceable against the Company or the relevant Subsidiary in accordance with its terms, and the Company or the relevant Subsidiary does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                    (ii) the Company or the relevant Subsidiary has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company or the relevant Subsidiary, as the case may be, on its part prior to the date hereof, and the Company or the relevant Subsidiary, as the case may be, has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                    (iii) the Company or the relevant Subsidiary is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                    (iv) there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                    (v) there are and, since January 1, 1998, have been no claims of a non-routine nature relating to the Company or any Subsidiary by customers of the Company or any of the Subsidiaries under any warranties, whether express or implied;

                    (vi) the Company and the Subsidiaries are not restricted by any Contract from carrying on their business anywhere in the world;

                    (vii) neither the Company nor any of the Subsidiaries has any written or oral Contracts to sell products or perform services which are expected to be performed at, or to result in, a loss; and

                    (viii) neither the Company nor any of the Subsidiaries has experienced any shortages of components or other supplies (collectively "Supplies") within the twelve (12) month period preceding the date hereof, and the Company and the Subsidiaries have on hand, or have reason to believe they can timely obtain, a sufficient quantity of Supplies to satisfy all orders heretofore received and all orders anticipated to be received during the remainder of calendar year 1999.

          4.17 Compliance with Agreements and Laws. To the best knowledge of
               -----------------------------------
the Company, except as set forth on Schedule 4.17, the Company and the Subsidiaries each have all requisite licenses, permits and certificates, including environmental, health and safety permits, from all governmental authorities necessary to conduct its business and own and operate its assets for which the failure to have would have a material adverse affect on the Company or any of the Subsidiaries (collectively, the "Permits"). To the best knowledge of the Company, neither the Company nor any of the Subsidiaries is in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties, the enforcement of which would have a material adverse affect on the Company or any of the Subsidiaries. The business of the Company and the Subsidiaries as conducted since January 1, 1994 has not violated, and on the date hereof does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, and hazardous waste) the enforcement of which would have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties or business of the Company or any of the Subsidiaries. Except as set forth on Schedule 4.17, neither the Company nor any of the Subsidiaries has received notice or communication from any governmental or regulatory authority or otherwise since January 1, 1994 of any such violation or noncompliance.

          4.18 Employee Relations.
               ------------------

               (a) To the best knowledge of the Company, the Company and each of the Subsidiaries is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, the enforcement of which would have a material adverse affect on the Company or any of the Subsidiaries.

               (b)  Except as set forth on Schedule 4.18:

                    (i) none of the employees of the Company or the Subsidiaries is represented by any labor union;

                    (ii) there is no unfair labor practice complaint against the Company or any of the Subsidiaries pending before any governmental authority or agency;

                    (iii) there is no pending labor strike or other material labor trouble affecting the Company or any of the

Subsidiaries (including, without limitation, any organizational drive);

                    (iv) there is no material labor grievance pending against the Company or any of the Subsidiaries;

                    (v) there is no pending representation question respecting the employees of the Company or any of the Subsidiaries;

                    (vi) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party, nor, to the best knowledge of the Company, is there any basis for which a claim may be made under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party; and

                    (vii) neither the Company nor any of the Subsidiaries has any continuing obligation for health, life, medical insurance or other similar fringe benefits to any former employee of the Company or any Subsidiary.

               (c) Schedule 4.18 sets forth a true, correct and complete list of (i) the employee benefits provided by the Company and the Subsidiaries to their employees and all contracts or agreements between the Company and the Subsidiaries on the one hand, and their respective employees, on the other hand and (ii) the current payroll of the Company and the Subsidiaries, including the job titles and salary, of such persons who received an annual salary in excess of $75,000, including the amounts paid or payable as bonus payments for the fiscal year ended February 28, 1999 and to end February 28, 2000.

          4.19 Employee Benefit Plans.
               ----------------------

               (a) Schedule 4.19 contains a true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to the employees of the Company and the Subsidiaries (the "Employee Plans"). Neither the Company nor any of the Subsidiaries has contributed to, or has any past or present obligation to contribute to, any stock option or stock purchase plan or other plan designed to hold the stock of the Company or any of the Subsidiaries or any of their affiliates.

               (b) With respect to all Employee Plans, the Company or the relevant Subsidiary is in substantial compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect. The Company or the relevant Subsidiary has in all material respects performed all obligations required to be performed by it under, and is not in violation in any respect of, and there has been no default or violation by any other party with respect to, any of the Employee Plans.

               (c) The Company has previously delivered to the Buyers true, correct and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees.

          4.20 Customers.  Except as set forth on Schedule 4.20, none of the
               ---------
customers representing sales in excess of $250,000 in the most recent fiscal year of either the Company or any of the Subsidiaries has notified the Company or the relevant Subsidiary, as the case may be, that it intends to discontinue its relationship with the Company or the relevant Subsidiary, as the case may be. Except as set forth on Schedule 4.20, or in the ordinary course of business, neither the Company nor any of the Subsidiaries has any outstanding disputes with any such customers for an amount, either individually or in the aggregate, in excess of $25,000.

          4.21 [Intentionally omitted]

          4.22 Warranty and Product Liability Claims.  Schedule 4.22 contains a
               -------------------------------------
true, correct and complete list of all warranty and product liability claims in excess of $100,000 made against the Company or any of the Subsidiaries from January 1, 1998 through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims. All information relative to such claims and those arising thereafter shall be available to the Buyers from and after the date hereof.

          4.23 [Intentionally omitted]

          4.24 [Intentionally omitted]

          4.25 Indebtedness To and From Officers, Directors and Stockholders.
               -------------------------------------------------------------
Except as set forth on Schedule 4.25 and except for intercompany indebtedness payable among the Company and any Subsidiary or among the Subsidiaries, neither the Company nor any of the Subsidiaries is indebted, directly or indirectly, to any person who is an officer, director or stockholder of any of the foregoing or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered, and no such officer, director, stockholder or affiliate is indebted to the Company or any of the Subsidiaries except for advances made to employees of the Company or any of the Subsidiaries in the ordinary course of business.

          4.26  Banking Facilities.  Schedule 4.26 sets forth a true, correct
                ------------------
and complete list of:

                (a) each bank, savings and loan or similar financial institution in which the Company or any of the Subsidiaries has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or any of the Subsidiaries thereat; and

                (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions therefor, if any) of each such person with respect thereto.

          4.27  Powers of Attorney and Suretyships.  Except as set forth on
                ----------------------------------
Schedule 4.27, neither the Company nor any of the Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise outside the ordinary course of business in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

          4.28  Conflicts of Interest.  To the best knowledge of the Company,
                ---------------------
except as set forth on Schedule 4.28, no officer or director of the Company, any Subsidiary, nor any affiliate of any such person or entities, now has or within the last three (3) years had, either directly or indirectly:

                (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or any of the Subsidiaries, or purchases or during such period purchased from the Company or any of the Subsidiaries any goods or services, or otherwise does or during such period did business with the Company or any of the Subsidiaries; or

                (b) a beneficial interest in any contract, commitment or agreement to which the Company or any of the Subsidiaries is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company or any of the Subsidiaries and such persons in their capacities as employees, officers or directors of the Company or such Subsidiary.

          4.29  Disclosure.  The information concerning the Company and the
                ----------
Subsidiaries set forth in this Agreement, the Exhibits and Schedules to this Agreement and any document, statement or certificate furnished or to be furnished to the Buyers pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. To the best knowledge of the Company, the Company has disclosed to the Buyers all material facts pertaining to the transactions contemplated by this Agreement and the Exhibits hereto. Copies of all documents heretofore or hereafter delivered or made available to the Buyers pursuant to this Agreement were or will be complete and accurate copies of such documents.

          4.30  Agreement Not in Breach of Other Instruments.  Except for the
                --------------------------------------------
National Bank of Canada, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, (a) any agreement, indenture or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, (b) the charter documents or bylaws of the Company or any of the Subsidiaries, or (c) any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company or any of the Subsidiaries.

          4.31  Authority; Approvals.  The Company has the requisite power and
                --------------------
authority to execute, deliver and carry out this Agreement. This Agreement and all other instruments and agreements contemplated hereby constitute (or will constitute) legal, valid and binding obligations of the Company enforceable in accordance with their respective terms. All consents, approvals (including, without limitation, any approvals of the shareholders, directors, and/or officers of the Company required under the Certificate of Incorporation, Bylaws and other governing instruments of the Company or any of the Subsidiaries), authorizations or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company or any of the Subsidiaries and which are necessary for the execution and delivery by the Company of this Agreement, the issuance and delivery of the Shares to the Buyers, or the execution and delivery of any other documents or instruments to be executed and delivered by the Company in connection herewith have been, or prior to the Closing Date will be, obtained and satisfied (including, without limitation, all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Company and the Subsidiaries to consummate the transactions contemplated by this Agreement).

          4.32  Environmental Matters.  To the best knowledge of the Company,
                ---------------------
except as set forth on Schedule 4.32, neither the Company nor any of the Subsidiaries is in violation of any law, ruling, order, decree, regulation, permit, or other environmental or hazardous waste requirement applicable to the Company, any of the Subsidiaries, or any of the Real Estate, or any part thereof, relating to health, safety, pollution, hazardous waste, environmental or other similar matters, which has not been substantially corrected and the enforcement of which would have a material adverse affect on the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has received notice from any governmental authority alleging any such violation in respect to any of the Real Estate or any part thereof.

          4.33  Knowledge.  The phrase "to the best knowledge of the Company" or
                ---------
similar language as used in this Agreement means the actual present knowledge of William D. Feniger or James L. Rosino, after reasonable investigation.

     5.   Access to Information; Public Announcements.
          -------------------------------------------

          5.01  Access to Management, Properties and Records.

          (a) From the date of this Agreement until the Closing Date, the Company shall afford the officers, attorneys, accountants and other authorized representatives of the Buyers free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Company and the Subsidiaries, so that the Buyers may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Company and the Subsidiaries, and the Buyers shall be permitted to make abstracts from, or copies of, all such books and records. The Company shall furnish to the Buyers such financial and operating data and other information as to the business of the Company and the Subsidiaries as the Buyers shall reasonably request.

          (b) All information furnished pursuant to Section 5.01(a) (the "Information"), including but not limited to Information furnished to agents, representatives, attorneys and accountants (collectively "Representatives"), by the Company or any of its representatives shall be used solely in connection with the consummation of the transactions contemplated by this Agreement and the Buyers shall transmit the Information only to those Representatives of the Buyers who have a need to know the Information. If the transactions contemplated by this Agreement do not occur, the Information and all copies thereof, except for that portion of the Information which consists of analyses, compilations, data, studies or other documents prepared by the Buyers and the Representatives, shall be returned by the Buyers and the Representatives without retaining any copies thereof, to the Company.

          (c) If the Buyers, at their option and expense, elect within fifteen days following the date hereof, to have a report or reports prepared by an engineer or other professional selected by the Buyers, certifying that the Real Estate (i) materially complies with all applicable environmental and wetlands laws, rules and regulations and that there is not now, and never has been, manufacture, storage, or disposal of hazardous wastes at the Real Estate in violation of such laws, rules and regulations, (ii) materially complies with all applicable building, health and fire codes, and subdivision control laws, rules and regulations, and (iii) does not contain any friable asbestos, the Company shall cooperate with such engineer or professional to the extent necessary to prepare such reports, including, without limitation, providing such engineer or professional access to the Real Estate and necessary records, and arranging interviews with employees of the Company and the Subsidiaries.

           (d) The Company shall authorize the release to the Buyers of all files pertaining to the business or operations of the Company and the Subsidiaries held by any governmental authorities, agencies or instrumentalities. The Company's authorization shall specifically waive all previous claims of privilege or other restrictions, and in any case where a release by a present or former employee of the Company or any Subsidiary is necessary, the Company shall exercise its best efforts to obtain such a release.

     5.02  Public Announcements.  Prior to the Closing Date, any and all general
           --------------------
public announcements or other general public communications concerning this Agreement and the purchase and sale of the Shares by the Buyers, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Company and the Buyers; provided, however, that the Company may make any public disclosure it believes in good faith is required by law or regulation (in which case the Company will advise and give the Buyers an opportunity to review and comment prior to making the disclosure).

     6.    Pre-Closing and Closing Covenants.
           ---------------------------------

     From and after the date hereof and until the Closing Date:

     6.01  Conduct of Business.  The Company and the Subsidiaries shall carry on
           -------------------
their business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as agreed to in writing by the designated representative of the Buyers. All of the property of the Company and the Subsidiaries shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

     6.02  Absence of Material Changes.  Without the prior written consent by
           ---------------------------
the designated representative of the Buyers (currently Larry S. Berman, who may designate another representative of the Buyers in his place by delivering written notice of the name of such person to the Company), but subject at all times to the exercise by the Company's Board of Directors of its fiduciary duties to all of the Company's shareholders, neither the Company nor any of the Subsidiaries shall:

           (a) Take any action to amend its charter documents or bylaws;

          (b) Issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe to any of such securities or issue any securities convertible into such securities;

          (c) Incur any obligation or liability (absolute or contingent), including any mortgage, equipment loan or other long-term debt obligation or increased borrowing under any existing lines of credit, except current liabilities incurred and obligations under contracts entered into in the ordinary course of business and except for increases in the credit lines with steel mills;

          (d) Declare or make any payment or distribution to its stockholders with respect to its stock or purchase or redeem any shares of its capital stock;

          (e) Except to the extent required by the terms under which the Company's preferred stock was issued and except as required by written employment agreements, make, accrue or become liable for any payment to any officer, director, or stockholder of the Company or any affiliate of any such person or entity, other than (i) payment under existing supply contracts and leases, and (ii) payments of compensation and benefits consistent with the past practices of the Company and Subsidiaries;

          (f) Mortgage, pledge, or subject to any lien, charge or any other encumbrance any of their respective assets or properties;

          (g) Sell, assign, or transfer any of its assets, except for products sold in the ordinary course of business;

          (h) Cancel any debts or claims, except in the ordinary course of business;

          (i) Merge or consolidate with or into any corporation or other entity;

          (j) Make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees;

          (k) Waive any rights of material value;

          (l) Modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

          (m) Take or permit any act or omission constituting a breach or default under any material contract, indenture or agreement by which it or its properties are bound, which has not been previously disclosed in writing to the Buyer;

          (n) Fail to use reasonable efforts to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees, (iii) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it, and
(iv) keep and preserve its business existing on the date hereof until after the Closing Date;

          (o) Fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary or regular course of business and maintain in reasonably good repair its business premises, fixtures, machinery, furniture and equipment;

          (p) Enter into any lease, contract, agreement or understanding other than those entered into in the ordinary course of business providing for payments in excess of $50,000 in an instance or $150,000 in the aggregate;

          (q) Incur any capital expenditure in excess of $25,000 in an instance or $100,000 in the aggregate;

          (r) Engage any new employee for a salary in excess of $75,000 per annum;

          (s) Materially alter the terms, status or funding condition of any Employee Plan; or

          (t) Commit or agree to do any of the foregoing in the future.

    6.03  Compliance with Laws.  The Company and each of the Subsidiaries will
          --------------------
comply in all material respects with all laws and regulations which are applicable to it or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which they are bound.

    6.04  Continued Truth of Representations and Warranties.  The Company nor
          -------------------------------------------------
any Subsidiary will take any actions which would result in any of the representations or warranties set forth in Sections 3 and 4 hereof being untrue.

     6.05  Continuing Obligation to Inform.  From time to time prior to the
           -------------------------------
Closing, the Company will deliver to the Buyers supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule to this Agreement inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.

     6.06  Exclusive Dealing. The Company will not (a) solicit acquisition or
           -----------------
investment proposals relating to the assets or the stock of the Company or any of the Subsidiaries from any outside sources; (b) entertain or discuss any acquisition or investment proposals relating to the assets or the stock of the Company or any of the Subsidiaries from any unsolicited outside sources, or (c) disclose (other than in the ordinary course of business, or to its attorneys, accountants or investment advisors) to any outside sources any non-published information concerning the Company or the Subsidiaries, or their business and/or financial condition, other than to the Buyers; provided, however, that the Company may make any public disclosure it believes in good faith is required by law or regulation (in which case the Company will advise and give the Buyers an opportunity to review and comment prior to making the disclosure). Notwithstanding anything contained herein to the contrary, in the event that the Company is in receipt of a Superior Proposal (as hereinafter defined) and the Board of Directors of the Company determines, in consultation with legal counsel, that the failure to take action with respect to such Superior Proposal would constitute a breach by the Board of Directors of the Company of their fiduciary duties under applicable laws, including their duties under Section 141 of the Delaware General Corporation Law, then the Company's Board of Directors shall be free, without encumbrance under this Agreement, to entertain or discuss any acquisition or investment proposals relating to the assets or the stock of the Company or any of the Subsidiaries and to terminate this Agreement. As used in this Section 6.06, the term "Superior Proposal" shall mean a bona fide written proposal from a third party for a competing transaction, which the Company's Board of Directors and/or financial advisor determines is reasonably capable of being financed, on terms which the Board of Directors of the Company reasonably determines to be more favorable than the issuance of the Shares to the Buyer, in accordance with and having regard to the interests of the Company's stockholders.

     6.07  Reports, Taxes, etc.  The Company and the Subsidiaries will duly and
           -------------------
timely file all reports or returns required to be filed with all governmental authorities, will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor), and will duly observe and conform to all lawful requirements of any governmental authority relating to any of their properties or to the operation and conduct of their business and all covenants, terms and conditions upon or under which any of their properties are held.

     6.08  Disclosure Schedules.  The Company shall deliver complete and
           --------------------
accurate copies of the schedules listed in Section 1.05 to the Buyers no later than fourteen (14) days from the date of this Agreement (or such other date as the parties may agree) and shall provide copies to the Buyer of all documents listed thereon, provided that failure to do so within such period will not give rise to any claim for breach of covenant by the Company if the Company has made reasonable efforts to so deliver such schedules. The Buyers shall, not later than ten (10) days following the date on which it is provided with all information which it has requested in connection with its due diligence review notify the Company as to whether or not it is satisfied with such due diligence review.

     6.09  Debt Infusion.  On or before the Closing Date, the Company and MNP
           -------------
shall enter into a loan agreement (the "Loan Agreement") pursuant to which the Company shall borrow (the "Loan") an amount equal to One Million Two Hundred Six Thousand Dollars ($1,206,000). The Loan Agreement shall be upon such terms and conditions reasonably negotiated by the Company and MNP Corporation; provided, in all circumstances, the Loan Agreement shall provide: (a) that MNP Corporation, on a totally discretionary basis, may loan up to an additional Two Million Dollars ($2,000,000) to the Company; (b) that the Loan (and any additional loans) shall be on a demand basis; (c) that interest shall accrue at a rate equal to the interest rate being paid by the Company to National Bank of Canada (the "Bank"); (d) that the Loan (and any additional loans) shall be secured by a security interest and lien on all the assets of the Company and the Subsidiaries, subject only to the security interests and liens set forth on
Schedule 6.09; (e) that MNP shall negotiate and execute an Intercreditor Agreement with the Bank; and (f) for customary affirmative and negative covenants, including, without limitation, negative covenants of the type set forth in Section 6.02 (a) through (m) of this Agreement. MNP acknowledges that the granting of such security interest to it may be in violation of certain covenants contained within the obligations set forth on Schedule 6.09.

     7.    Best Efforts to Obtain Satisfaction of Conditions.
           -------------------------------------------------

     The Company, the Subsidiaries and the Buyers covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

     8.    Conditions to Obligations of the Buyers.
           ---------------------------------------

     The obligations of the Buyers and MNP under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyers and
MNP:

     8.01  Continued Truth of Representations and Warranties of the Company and
           --------------------------------------------------------------------
Compliance with Covenants and Obligations.  The representations and warranties
-----------------------------------------
of the Company as qualified by the Disclosure Schedules, as supplemented from time to time, shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations made as a specified date), except for any changes permitted by the terms hereof or consented to in writing by the Buyers. The Company and the Subsidiaries shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

     8.02  Performance by the Company.  At the Closing, the Company shall have
           --------------------------
delivered to the Buyers a certificate signed by an officer of the Company as to the compliance with Subsection 8.01 hereof.

     8.03  Governmental Approvals.  All governmental agencies, departments,
           ----------------------
bureaus commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Company or the Subsidiaries of the transactions contemplated by this Agreement and the operation of the business of the Company and the Subsidiaries by the Buyers shall have consented to, authorized, permitted or approved such transactions.

     8.04  Adverse Proceedings.  No action or proceeding by or before any court
           -------------------
or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyers to own the Shares or own or operate the business of the Company and the Subsidiaries after the Closing.

     8.05  Opinion of Counsel.  The Buyers shall have received an opinion of
           ------------------
Shumaker, Loop & Kendrick, LLP, counsel to the Company and the Subsidiaries, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D, and as to such
---------
other matters as may be reasonably requested by the Buyers or its counsel.

     8.06  Intercreditor Agreement. MNP shall have received an executed
           -----------------------
Intercreditor Agreement with the Bank.

     9.    Conditions to Obligations of the Company.
           ----------------------------------------

     The obligations of the Company under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Company:

     9.01  Continued Truth of Representations and Warranties of the Buyers:
           ----------------------------------------------------------------
Compliance with Covenants and Obligations. The representations and warranties of
-----------------------------------------
the Buyers in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Company. The Buyers and MNP shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

     9.02  Governmental Approvals.  All governmental agencies, departments,
           ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyers of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

     9.03  Adverse Proceedings.  No action or proceeding by or before any court
           -------------------
or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Company to issue and deliver the Shares.

     9.04  Opinion of Counsel.  The Company shall have received an opinion of
           ------------------
Jacob & Weingarten, P.C., counsel to the Buyers, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E, and as to such other
                                             ---------
matters as may be reasonably requested by the Company or its counsel.

     9.05  Forbearance Agreement. The Company shall have received  an executed
           ---------------------
extension to its existing Forbearance Agreement with the Bank.

     9.06   Favorable Opinion.  The Company shall have received a favorable
            -----------------
opinion from an investment banking firm acceptable to the Company's Board of Directors to the effect that the consideration being paid by the Buyers for the Shares is fair from a financial point of view to the Company.

     10.    Post Closing Matters.
            --------------------

     10.01  Survival of Representations.  All representations and warranties
            ---------------------------
made in Sections 3 or 4 hereof by the Company, or in any instrument or document furnished in connection therewith, shall survive the Closing and any investigation at any time made by or on behalf of the Buyers.

     10.02  Securities Filings.  Buyers acknowledge that the Company is a
            ------------------
registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Act") having minority shareholders, and that the Company has certain obligations pursuant to such Act, including the obligation to file periodic reports in compliance with such Act and the rules and interpretations of the Securities and Exchange Commission (the "Commission") pursuant to the Act. Buyers shall cooperate with the Company to enable the Company to fulfill its obligations pursuant to the Act and the rules of the Commission.

     10.03  No Additional Purchases.  Buyers shall not purchase additional
            -----------------------
shares of the Company's common stock until at least two weeks after the Company files its Annual Report on Form 10-K for its fiscal year ended February 29, 2000, without the consent of a majority vote of the Company's shareholders other than the Buyers pursuant to a special meeting at which proxies are solicited in accordance with the Act.

     10.04  Compliance With Securities Regulations.  Buyers shall operate the
            --------------------------------------
Company on an arms length basis, in recognition of its status as a company registered pursuant to Section 12(g) under the Act having minority shareholders, including, but not limited to, compliance with (to the extent applicable) Regulation S-X of the Commission and Rule 14f-1 of the rules of the Commission promulgated pursuant to the Act and applicable laws of the State of Delaware.

     11.    Termination of Agreement; Option to Proceed; Damages.
            ----------------------------------------------------

     11.01  Termination by Lapse of Time.  This Agreement shall terminate at
            ----------------------------
5:00 p.m., Eastern Standard Time, on September 1, 1999, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of all the parties hereto.

     11.02  Termination by Agreement of the Parties.  This Agreement may be
            ---------------------------------------
terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyers shall have no further obligation or liability to the Company under this Agreement, and the Company shall have no further obligation or liability to the Buyers under this Agreement.

     11.03  Termination by the Company.  This Agreement may be terminated by the
            --------------------------
Company if: (a) at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyers, or (b) the conditions precedent set forth in Section 9 of this Agreement are not fulfilled at the Closing Date.

     11.04  Termination by the Buyers.  This Agreement may be terminated by the
            -------------------------
Buyers if: (a) at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Company, or (b) the conditions precedent set forth in Section 8 of this Agreement are not fulfilled at the Closing Date, or (c) the due diligence review conducted by the Buyers shall reveal any matter which, in the opinion of the Buyers, is materially adverse or the Schedules shall contain disclosure of and matter which, in the opinion of the Buyers, is materially adverse, and of which the Buyers have not had full and accurate disclosure on the date hereof, provided that the Buyers shall deliver such notice within ten (10) days of the completion of their due diligence review or receipt by them of the complete and final Schedules, as the case may be.

     11.05  Remedies.  If this Agreement is terminated by the Company pursuant
            --------
to Section 11.03 (a) above, the Company shall have available to it all remedies afforded to it by applicable law. If this Agreement is terminated because (1) the Company's Board of Directors accepts a Superior Proposal as provided in
Section 6.06, or (ii) the Buyer is unwilling to close because of a willful or fraudulent statement in any of the representations or warranties made in Sections 4.01 through 4.32 of this Agreement, then the Company, upon demand by the Buyers, shall reimburse the Buyers the amount of One Hundred Thousand Dollars ($100,000) for their costs in connection with this Agreement (the "Break-Up Fee"). If this Agreement is terminated for any other reason (except pursuant to Section 11.02, 11.03, or 11.04 (c)), then the Company, upon demand by the Buyers, shall reimburse the Buyers for their direct out-of-pocket expenses, up to the amount of Forty Thousand Dollars ($40,000) for their costs in connection with this Agreement (the

"Reimbursement Amount"). THE COMPANY ACKNOWLEDGES AND AGREES THAT: (i) EACH OF THE BREAK-UP FEE AND THE REIMBURSEMENT AMOUNT IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE COSTS (INCLUDING THE VALUE OF TIME AND LOST OPPORTUNITIES) INCURRED BY THE BUYERS AS A RESULT OF THE FAILURE OF THE CLOSING TO OCCUR; (ii) THE ACTUAL COSTS INCURRED BY THE BUYERS AS A RESULT OF THE FAILURE TO CLOSE UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (iii) THE COMPANY SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE BREAK-UP FEE AND THE REIMBURSEMENT AMOUNT IN THE EVENT THE CLOSING DOES NOT OCCUR; AND (iv) EACH OF THE BREAK-UP FEE AND THE REIMBURSEMENT AMOUNT SHALL BE AND CONSTITUTE A VALID LIQUIDATED AMOUNT.

     12.  Notices.
          -------

     Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by Federal Express (or any other nationally recognized overnight delivery service), addressed as follows or to such other address of which the parties may have given notice:

     To the Buyers:    See Exhibit A
                           ---------

     To MNP:           MNP Corporation
                       Craig L. Stormer
                       44225 Utica Road
                       P.O. Box 189002
                       Utica, MI  48318-9002

     With a copy to:   Steven P. Schubiner, Esq.
                       Jacob & Weingarten, P.C.
                       2301 West Big Beaver Road, Suite 777
                       Troy, Michigan 48084

     To the Company:   William D. Feniger
                       Meridian National Corporation
                       805 Chicago St.
                       Toledo, OH 43611

     With a copy to:   John W. Hilbert, II
                       Shumaker, Loop & Kendrick, LLP
                       1000 Jackson
                       Toledo, OH 43624-1573

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) on the next business day, if sent by a nationally recognized overnight delivery service such as Federal Express.

     13.  Successors and Assigns.
          ----------------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may not assign its obligations hereunder without the prior written consent of the other parties. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyers or the Company from any obligation or liability under this Agreement.

     14.  Entire Agreement; Amendments; Attachments.
          -----------------------------------------

          (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties hereto may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by all of them.

          (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     15.  Severability.
          ------------

     Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     16.  Legal Fees.
          ----------

     In the event that legal proceedings are commenced by the Buyers against the Company, or by the Company against the Buyers, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     17.  Governing Law.
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     18.  Section Headings.
          ----------------

     The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     19.  Counterparts.
          ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                   COMPANY
                                   -------

                                   MERIDIAN NATIONAL CORPORATION,
                                   a Delaware corporation



                                   By: /s/ William D. Feniger
                                       --------------------------------------

                                   Its: Chief Executive Officer
                                        -------------------------------------


                                   MNP
                                   ---

                                   MNP CORPORATION, a
                                   Michigan corporation



                                   By: /s/ Craig L. Stormer
                                       --------------------------------------

                                   Its: Vice President
                                        -------------------------------------


                                   BUYERS
                                   ------

                                   MNP EXECUTIVE HOLDINGS, LLC, a
                                   Michigan limited liability company



                                   By: /s/ Craig L. Stormer
                                       --------------------------------------

                                   Its: Member
                                        -------------------------------------


                                   THE BERMAN FAMILY, LLC, a
                                   Michigan limited liability company



                                   By: /s/ Larry S. Berman
                                       --------------------------------------
                                       Larry S. Berman, Trustee
                                       Its: Manager

                   [signatures continued on following page]

                                   CRAIG L. STORMER, DECLARATION
                                   OF TRUST DATED 7/25/95



                                   By: /s/ Craig L. Stormer
                                       --------------------------------------
                                       Craig L. Stormer, Trustee


                                   THOMAS R. KLEIN, DECLARATION
                                   OF TRUST DATED 3/6/97



                                   By: /s/ Thomas R. Klein
                                       --------------------------------------
                                       Thomas R. Klein, Trustee

                                   EXHIBIT A
                                   ---------


BUYERS:
------

     THE BERMAN FAMILY, LLC
     44225 Utica Road
     P.O. Box 189002
     Utica, MI 48318-9002

     MNP EXECUTIVE HOLDINGS, LLC
     44225 Utica Road
     P.O. Box 189002
     Utica, MI 48318-9002

     CRAIG L. STORMER, DECLARATION
     OF TRUST DATED 7/25/95
     44225 Utica Road
     P.O. Box 189002
     Utica, MI 48318-9002

     THOMAS R. KLEIN, DECLARATION
     OF TRUST DATED 3/6/97
     44225 Utica Road
     P.O. Box 189002
     Utica, MI 48318-9002

                                   EXHIBIT B
                                   ---------


               3,570,000 shares:  The Berman Family LLC

                 210,000 shares:  MNP Executive Holdings LLC

                 210,000 Shares:  Craig L. Stormer, Declaration
                                  of Trust Dated 7/25/95

                 210,000 shares:  Thomas R. Klein, Declaration
                                  of Trust Dated 3/6/9